For Immediate Release

CardioVascular BioTherapeutics, Inc. Raises $17,250,000 in IPO

Henderson, NV, March 10, 2005 - CardioVascular BioTherapeutics, Inc. (OTCBB:CVBT), announced today it has concluded the sale of 1,725,000 shares of its common stock at $10.00 per share, as described in its registration statement filed with the Securities and Exchange Commission.

 "CVBT" is the company's ticker symbol. The stock is trading on the Over-the-Counter Bulletin Board (www.otcbb.com).

 Daniel C. Montano, CEO of the company, stated "This is a great day for our shareholders."

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 The Business:  CardioVascular BioTherapeutics, Inc. (OTCBB:CVBT) is a biopharmaceutical company focused on developing a new drug for the treatment of cardiovascular diseases where the growth of new blood vessels can improve the outcome for patients with these diseases.  It's drug candidate, Cardio Vascu-GrowTM, is designed to facilitate the growth of new blood vessels in the heart and other tissues with an impaired vascular system.

 This news release contains forward-looking statements that involve risks and uncertainties. Actual results and outcomes may differ materially from those discussed or anticipated. For example, statements regarding our future revenues, cash usage and our cash flow breakeven point are forward looking statement.  Factors that might affect actual outcomes include, but are not limited to FDA approval of Cardio Vascu-Grow™, market acceptance of CardioVascular BioTherapeutics, Inc. products by our customers, future revenues, future expenses, future margins, cash usage, and financial performance. For a more detailed discussion of these and associated risks, see the Company's most recent documents filed with the Securities and Exchange Commission.

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 Cardio Vascu-GrowTM is a trademark of CardioVascular BioTherapeutics, Inc.

 Media Contact: Jody Mack

Marketing Manager

(702) 248-1174

 pr@cvbt.com

Investor Relations Contact:

Investor Awareness, Inc

Tony Schor

847-971-0922

www.investorawareness.com